Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                       May 17, 2013

For more information contact:

Moishe Gubin, Chairman of the Board or Thomas A. Procelli, Chief Operating Officer at (954) 776-2332

OPTIMUMBANK HOLDINGS, INC. ANNOUNCES 1-FOR-4 REVERSE STOCK SPLIT

AND ESTABLISHES RECORD DATE FOR REVERSE STOCK SPLIT

Fort Lauderdale, FL (May 17, 2013) - OptimumBank Holdings, Inc. (NASDAQ: OPHC) announced today that its Board of Directors approved a 1-for-4 reverse split of its common stock to take effect on the close of business on May 31, 2013. At the effective time of the reverse stock split, each four shares of OptimumBank Holdings common stock outstanding will automatically convert into one share of common stock. Fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

As previously announced, the Corporation received notice from the NASDAQ Stock Market on August, 2012, stating that the minimum bid price of the Corporation’s common stock was below $1.00 per share for thirty consecutive business days and that the Corporation was therefore not in compliance with NASDAQ listing rules. The reverse split is intended to enable the Corporation to gain compliance with the NASDAQ listing rules and keep the Corporation’s common stock listed on NASDAQ. After the effective date, trading of the Corporation’s common stock on the NASDAQ Capital Market will continue, on a reverse split-adjusted basis, with the opening of the markets on June 3, 2013.

The reverse split will reduce the Corporation’s issued and outstanding shares of common stock from 31,511,201 shares of common stock to approximately 7,877,800 shares. The reverse stock split will not change the number of authorized shares of common stock or preferred stock, or the relative voting power of the Corporation’s shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of the Corporation’s common stock will materially increase and will be available for reissuance by the Corporation. The reverse stock split will affect all of the holders of the Corporation’s common stock uniformly. The reverse stock split will also affect the Corporation’s outstanding stock options and shares of common stock issued under the Corporation’s Equity Incentive Plan. Under this plan, the number of shares of common stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Stock Split. Shareholder approval was received by vote at the annual meeting held on April 30, 2013.

For the purpose of identifying a recent reverse stock split, the Corporation’s trading symbol will be temporarily changed from “OPHC” to “OPHCD” for a period of twenty trading days beginning May 31, 2013. The Corporation’s trading symbol is expected to revert to OPHC on June 28, 2013.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. Our Board of Directors believes that increasing the per share trading price of our common stock will result in the price being increased above, and remaining above, the $1.00 bid price required by the NASDAQ listing rules. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements. Moreover, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308
Phone: (954) 776-2332	Toll-Free (888) 991-BANK	Fax: (954) 776-2281

OptimumBank Holdings, Inc. is the bank holding company for OptimumBank, a Florida chartered bank.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to OptimumBank Holdings’ management as of the date of this news release and do not purport to speak as of any other date. Such statements reflect the view of OptimumBank Holdings’, management as of this date with respect to future events and are not guarantees of future events, involve assumptions, and are subject to risks and uncertainties, such as changes in OptimumBank Holdings’ plans, objectives, expectations, and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual events could differ materially from those discussed. Factors that could cause or contribute to such differences include a decision by the Corporation to cancel the reverse stock split, the failure of the Corporation to satisfactorily complete all steps necessary to effect the reverse stock split, actions taken by third parties that could prohibit or delay the implementation of the reverse stock split, and market conditions that may affect the results expected from the reverse stock split. Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, the Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

2477 East Commercial Boulevard, Fort Lauderdale, Florida 33308
Phone: (954) 776-2332	Toll-Free (888) 991-BANK	Fax: (954) 776-2281